                                                                     EXHIBIT 4.2

================================================================================


                      AMENDED AND RESTATED TRUST AGREEMENT

                                 WITH RESPECT TO

                          ALLSTATE LIFE GLOBAL FUNDING

                               DATED AS OF -, 2004


================================================================================

                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
ARTICLE 1    DEFINITIONS...................................................................................1

   SECTION 1.1    DEFINITIONS..............................................................................1
   SECTION 1.2    OTHER DEFINITIONAL PROVISIONS............................................................5

ARTICLE 2    CREATION OF TRUST.............................................................................6

   SECTION 2.1    NAME; AMENDMENT AND RESTATEMENT OF BASE TRUST AGREEMENT..................................6
   SECTION 2.2    OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS..............................6
   SECTION 2.3    STATUTORY TRUST..........................................................................6
   SECTION 2.4    TRUST BENEFICIAL OWNER...................................................................6
   SECTION 2.5    PURPOSES OF THE TRUST....................................................................6
   SECTION 2.6    ALLOCATION OF TRUST EXPENSES.............................................................7
   SECTION 2.7    LIABILITY................................................................................7
   SECTION 2.8    SITUS OF TRUST...........................................................................7

ARTICLE 3    PAYMENT ACCOUNT...............................................................................7

ARTICLE 4    FUNDING NOTE..................................................................................8

   SECTION 4.1    ISSUANCE OF FUNDING NOTE.................................................................8
   SECTION 4.2    ACQUISITION OF FUNDING AGREEMENT(S) AND CANCELLATION OF INDEBTEDNESS
                  REPRESENTED BY FUNDING NOTE..............................................................8

ARTICLE 5    REPRESENTATIONS AND WARRANTIES BY THE DELAWARE TRUSTEE........................................8

ARTICLE 6    DELAWARE TRUSTEE..............................................................................9

   SECTION 6.1    GENERAL AUTHORITY........................................................................9
   SECTION 6.2    GENERAL DUTIES..........................................................................13
   SECTION 6.3    SPECIFIC DUTIES.........................................................................13
   SECTION 6.4    ACCEPTANCE OF TRUST AND DUTIES; LIMITATION ON LIABILITY.................................14
   SECTION 6.5    RELIANCE; ADVICE OF COUNSEL.............................................................17
   SECTION 6.6    DELEGATION OF AUTHORITIES AND DUTIES....................................................18

ARTICLE 7    TERMINATION..................................................................................18

   SECTION 7.1    TERMINATION OF AGREEMENT................................................................18

ARTICLE 8    SUCCESSOR AND ADDITIONAL DELAWARE TRUSTEES...................................................19

   SECTION 8.1    ELIGIBILITY REQUIREMENTS FOR THE DELAWARE TRUSTEE.......................................19
   SECTION 8.2    RESIGNATION OR REMOVAL OF THE DELAWARE TRUSTEE..........................................19
   SECTION 8.3    SUCCESSOR DELAWARE TRUSTEE..............................................................20

   SECTION 8.4    MERGER OR CONSOLIDATION OF DELAWARE TRUSTEE.............................................21

ARTICLE 9    MISCELLANEOUS PROVISIONS.....................................................................21

   SECTION 9.1    LIMITATION ON RIGHTS OF OTHERS..........................................................21
   SECTION 9.2    AMENDMENTS..............................................................................21
   SECTION 9.3    NOTICES.................................................................................23
   SECTION 9.4    NO RECOURSE.............................................................................23
   SECTION 9.5    LIMITED RECOURSE........................................................................24
   SECTION 9.6    NO PETITION.............................................................................24
   SECTION 9.7    GOVERNING LAW...........................................................................24
   SECTION 9.8    SEVERABILITY............................................................................24
   SECTION 9.9    THIRD PARTY BENEFICIARIES...............................................................24
   SECTION 9.10   COUNTERPARTS............................................................................24

     THIS AMENDED AND RESTATED TRUST AGREEMENT (this "AMENDED AND RESTATED TRUST AGREEMENT") dated and effective as of -, 2004, is entered into among the undersigned Delaware Trustee (as defined below), the Administrator (as defined below) and the Trust Beneficial Owner (as defined below):

     WHEREAS, the Delaware Trustee and the Trust Beneficial Owner have entered into that certain Trust Agreement, dated as of June 24, 2002 (the "BASE TRUST AGREEMENT"), and the parties hereto desire to amend and restate the Base Trust Agreement in its entirety.

     NOW, THEREFORE, in consideration of the premises and the covenants set forth in this Amended and Restated Trust Agreement, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 DEFINITIONS. The following terms have the meanings set forth below:

     "ADMINISTRATOR" means AMACAR Pacific Corp., a Delaware corporation in its capacity as the sole administrator of the Trust, and its successors and assigns.

     "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGENTS" has the meaning set forth in the Distribution Agreement.

     "ALLSTATE LIFE" means Allstate Life Insurance Company, a stock insurance company organized and licensed under the laws of the State of Illinois, and any successor.

     "AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT" means that certain Amended and Restated Administrative Services Agreement dated as of - , 2004, between the Administrator and the Trust, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "AMENDED AND RESTATED CERTIFICATE OF TRUST" means the Amended and Restated Certificate of Trust of the Trust as filed with the Secretary of State.

     "AMENDED AND RESTATED SUPPORT AGREEMENT" means that certain Amended and Restated Support and Expenses Agreement dated as of - , 2004, between Allstate Life and the Trust, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "BUSINESS DAY" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

     "CLOSING INSTRUMENT" means the closing instrument of the Trust, pursuant to which the Indenture is entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

     "CODE" means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

     "COMMISSION" means the Securities and Exchange Commission or any successor body.

     "CORPORATE TRUST OFFICE" means the principal office of the Delaware Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

     "DEBT" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (iv) all contingent and non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

     "DELAWARE STATUTORY TRUST ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as amended from time to time.

     "DELAWARE TRUSTEE" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as the sole Delaware trustee of the Trust, and its successors. If there shall be at any time more than one Delaware Trustee under this Amended and Restated Trust Agreement, "DELAWARE TRUSTEE" shall mean each such Delaware Trustee.

     "DISTRIBUTION AGREEMENT" means that certain Distribution Agreement dated as of -, 2004, by and among the Trust and the Agents named therein, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "FUNDING AGREEMENT(S)" means the funding agreement(s) issued by Allstate Life to the Trust, which are sold to, and deposited into, each Issuing Trust by the Trust, and immediately pledged and collaterally assigned by such Issuing Trust to the Indenture Trustee, as the same may be amended, restated, modified, supplemented or replaced from time to time in accordance with the terms thereof.

     "FUNDING AGREEMENT EVENT OF DEFAULT" means an "Event of Default" as defined in the Funding Agreement(s).

     "FUNDING NOTE" means each funding note issued by the Trust and sold to an Issuing Trust in connection with the Trust's Program.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); PROVIDED that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business.

     "HOLDER" means, with respect to any Funding Note, the relevant Issuing
Trust.

     "INDENTURE" means an Indenture included in Part A of the relevant Closing Instrument, between the Issuing Trust and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

     "INDENTURE TRUSTEE" means the party named as such in the preamble to each Indenture, and, subject to the applicable provisions of such Indenture, its successors.

     "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "ISSUING TRUST" means each Allstate Life Global Funding Trust, together with its permitted successors and assigns, that issues medium term notes under the Program.

     "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

     "MOODY'S" means Moody's Investors Services, Inc.

     "NOTE" means each medium term note issued by the Issuing Trusts in connection with the Program.

     "PAYMENT ACCOUNT" means the segregated non-interest-bearing corporate trust account for the Trust maintained by the Delaware Trustee in its trust department in which all amounts paid to the Delaware Trustee will be held and from which the Delaware Trustee shall make any payments pursuant to Section 3.1(b) and
Article 7 of this Amended and Restated Trust Agreement, to the extent such amounts are paid to the Delaware Trustee and deposited in the Payment Account.

     "PERSON" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and governments and agencies and political subdivisions thereof.

     "PROGRAM" means the Trust's program for the issuance, from time to time, of secured medium term notes through the Issuing Trusts.

     "PROGRAM DOCUMENTS" means documents contained in each Series Instrument, this Amended and Restated Trust Agreement, the Amended and Restated Administrative Services Agreement, the Amended and Restated Support Agreement, the Name Licensing Agreement, the Distribution Agreement, the Funding Note and any other documents or instruments entered into by, or with respect to, or on behalf of, the Trust.

     "RATING AGENCY" means each of Moody's Investors Services, Inc., Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and any other rating agency which provides a rating of the Notes.

     "RESPONSIBLE OFFICER" means any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Delaware Trustee, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "SECRETARY OF STATE" means the Secretary of State of the State of Delaware.

     "SECURITIES ACT" means the Securities Act of 1933, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "SERIES INSTRUMENT" means the series instrument of each Issuing Trust, pursuant to which certain documents are executed in connection with the issuance of Notes by the relevant Issuing Trust.

     "STANDARD AND POOR'S" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

     "TRUST" means Allstate Life Global Funding, a statutory trust organized under the laws of the State of Delaware.

     "TRUST BENEFICIAL OWNER" means AMACAR Pacific Corp., in its capacity as the sole beneficial owner of the Trust, and its successors.

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York.

     SECTION 1.2 OTHER DEFINITIONAL PROVISIONS. For all purposes of this Amended and Restated Trust Agreement except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article shall have the meanings ascribed to them in this Article and shall include the plural as well as the singular;

     (b) all accounting terms not otherwise defined in this Amended and Restated Trust Agreement have the meanings assigned to them in accordance with generally accepted accounting principles in the United States and, except as otherwise expressly provided in this Amended and Restated Trust Agreement, the term "generally accepted accounting principles" with respect to any computation required or permitted under this Amended and Restated Trust Agreement shall mean such accounting principles as are generally accepted at the date of such computation in the United States;

     (c) the words "include", "includes" and "including" shall be construed to be followed by the words "without limitation"; and

     (d) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting this Amended and Restated Trust Agreement or the intent of the parties to this Amended and Restated Trust Agreement.

                                    ARTICLE 2
                                CREATION OF TRUST

     SECTION 2.1 NAME; AMENDMENT AND RESTATEMENT OF BASE TRUST AGREEMENT. The Trust shall be known as "Allstate Life Global Funding." The Trust's activities may be conducted under the name of the Trust by the Delaware Trustee or by the Administrator on behalf of the Trust. This Amended and Restated Trust Agreement amends and restates the Base Trust Agreement in its entirety.

     SECTION 2.2 OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS. The principal office of the Trust shall be in care of the Delaware Trustee at the Corporate Trust Office, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Trust Beneficial Owner, the Administrator and the Rating Agencies. The Trust shall also maintain an office in care of the Administrator at:

               c/o AMACAR Pacific Corp.
               6525 Morrison Boulevard, Suite 318
               Charlotte, North Carolina 28211
               Attention: President

     SECTION 2.3 STATUTORY TRUST. It is the intention of the parties that the Trust constitute a statutory trust organized under the Delaware Statutory Trust Act and that this Amended and Restated Trust Agreement constitute the governing instrument of the Trust. The Delaware Trustee shall file an Amended and Restated Certificate of Trust with the Secretary of State.

     SECTION 2.4 TRUST BENEFICIAL OWNER. Concurrently with the execution of this Amended and Restated Agreement, the Trust Beneficial Owner will make a cash contribution to the Trust in the amount of $1,000 in exchange for its beneficial interest in the Trust. The beneficial interest of the Trust Beneficial Owner in the Trust will not be represented by any certificate or other instrument. The Trust Beneficial Owner shall be the beneficial owner of the Trust and shall have an undivided beneficial ownership interest in the property related to the Trust. To the fullest extent permitted by law, any attempted transfer of the Trust Beneficial Owner's interest in the Trust shall be void.

     SECTION 2.5 PURPOSES OF THE TRUST. The exclusive purposes and functions of the Trust are, and the Trust shall have the power and authority, to:

     (a)  beneficially own each Issuing Trust;

     (b) issue a Funding Note to each Issuing Trust in connection with the Program;

     (c) use the net proceeds from the sale of each Funding Note to acquire Funding Agreement(s) from Allstate Life;

     (d) assign absolutely the Funding Agreement(s) to, and deposit such Funding Agreement(s) into, the relevant Issuing;

     (e) file with the Commission and execute (a) a registration statement on Form S-3 or other appropriate form, including the prospectus, prospectus supplements and the exhibits thereto, any pre-effective or post-effective amendments thereto and any registration statements filed subsequent thereto under rules promulgated under the Securities Act, relating to the registration of the Notes and the Funding Notes under the Securities Act, (b) any preliminary prospectus or prospectus or supplement thereto relating to any Notes and the Funding Notes required to be filed pursuant to the Securities Act, and (c) registration statements and such other documents, forms or filings as may be required by the Securities Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, or other securities laws in each case relating to any Notes and the Funding Notes;

     (f) file and execute such filings, applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as may be necessary or desirable to register, or establish the exemption from registration of, the Notes or the Funding Notes under the securities or "Blue Sky" laws of any relevant jurisdictions; and

     (g) engage in other activities and enter into other agreements, in each case that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities, including the execution, delivery and performance of the Series Instrument, the Closing Instrument and the Program Documents to which it is a signatory.

     SECTION 2.6 ALLOCATION OF TRUST EXPENSES. Any costs and expenses of the Trust shall be paid by Allstate Life pursuant to the Amended and Restated Support Agreement to the extent provided therein.

     SECTION 2.7 LIABILITY. None of the Delaware Trustee, the Administrator, the Trust Beneficial Owner or any Holder shall have any personal liability for any liability or obligation of the Trust.

     SECTION 2.8 SITUS OF TRUST. The Trust shall be located in the State of Delaware. The Trust shall have the right to change its domicile from Delaware to any other jurisdiction. All bank accounts maintained by the Delaware Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than in the State of Delaware.

                                    ARTICLE 3
                                 PAYMENT ACCOUNT

     (a) The Delaware Trustee shall establish the Payment Account. The Delaware Trustee and any agent of the Delaware Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Amended and Restated Trust Agreement. All funds and other property deposited or held from time to time in the Payment Account shall be held by the Delaware Trustee in the Payment Account for the exclusive benefit of the Trust Beneficial Owner, and for distribution by the Delaware Trustee as provided in this

          Amended and Restated Trust Agreement, including (and subject to) any priority of payments provided for in this Amended and Restated Trust Agreement.

     (b) All funds and other property deposited into the Payment Account shall be distributed by the Trust as follows:

     FIRST, for the payment of all amounts then due and unpaid upon any Funding Note and any other amounts due and payable; and

     SECOND, any remaining funds and other property deposited into the Payment Account shall be distributed to the Trust Beneficial Owner.

     (c) The Delaware Trustee shall deposit in the Payment Account, promptly upon receipt, any assets received. Amounts held in the Payment Account shall not be invested by the Delaware Trustee pending the distribution of such amounts to cover any obligations of the Trust on the Funding Notes.

                                    ARTICLE 4
                                  FUNDING NOTE

     SECTION 4.1 ISSUANCE OF FUNDING NOTE. The Trust shall, issue and deliver or cause to be issued and delivered Funding Notes from time to time in connection with the Program.

     SECTION 4.2 ACQUISITION OF FUNDING AGREEMENT(S) AND CANCELLATION OF INDEBTEDNESS REPRESENTED BY FUNDING NOTE. In connection with the issuance and sale of each Funding Note: (i) the Trust will use the proceeds received from the offering of such Funding Note to purchase Funding Agreement(s); and (ii) the Trust will immediately assign absolutely to, and deposit into, the relevant Issuing Trust the Funding Agreement(s), and the Funding Note will be surrendered.

                                    ARTICLE 5
             REPRESENTATIONS AND WARRANTIES BY THE DELAWARE TRUSTEE

     The Delaware Trustee represents and warrants for the benefit of each Holder and the Trust Beneficial Owner as follows:

     (a) it is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it is a "bank" within the meaning of Section 581 of the Code;

     (b) it is a "United States person" within the meaning of Section 7701(a)(30) of the Code;

     (c) it has full corporate or other power, authority and legal right to execute, deliver and perform its obligations under this Amended and Restated Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Amended and Restated Trust Agreement;

     (d) this Amended and Restated Trust Agreement has been duly authorized, executed and delivered by it and constitutes the valid and legally binding agreement of it enforceable against it in accordance with its terms;

     (e) neither the execution or delivery by it of this Amended and Restated Trust Agreement, nor the performance by it of its obligations under this Amended and Restated Trust Agreement, will (i) violate its organizational documents, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties or assets held in the Trust pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other contract, agreement, judgment, order or instrument to which it is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of Delaware or the United States governing the banking, trust or general powers of it or any order, judgment or decree applicable to it;

     (f) the authorization, execution or delivery by it of this Amended and Restated Trust Agreement and the consummation of any of the transactions by it contemplated by this Amended and Restated Trust Agreement do not require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency (other than the filing of the Certificate of Trust with the Secretary of State); and

     (g) there are no proceedings pending or, to the best of its knowledge, threatened against or affecting it in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of it to enter into or perform its obligations under this Amended and Restated Trust Agreement.

                                    ARTICLE 6
                                DELAWARE TRUSTEE

     SECTION 6.1 GENERAL AUTHORITY.

     (a) The Delaware Trustee is authorized and empowered, among other things, to (i) execute and deliver on behalf of the Trust the Program Documents and each certificate or other document attached as an exhibit to, or contemplated by, the Program Documents and any amendment or other agreement to any of the Program Documents, (ii) take all actions required of the Trust pursuant to the Program Documents including, but not limited to (A) paying, or causing to be paid, on behalf of the Trust any amounts due and owing by the Trust under the Program Documents or any other documents or instruments to which the Trust is a party, (B) providing certificates required under the Program Documents or other documents or instruments to which the Trust is a party and (C) preparing for execution or executing amendments to and waivers under the Program Documents or any other documents or instruments deliverable by the Trust thereunder or in connection therewith or with this Amended and Restated Trust Agreement, (iii) cause the Trust to perform under the Program Documents and (iv) engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or any other of the purposes of the Trust or are incidental thereto or connected therewith including, from time to time, taking such action on behalf of the Trust as is permitted by the Program Documents. In addition to any other duties under this Amended and Restated Trust Agreement, the Delaware Trustee shall be the trustee of the Trust for the purpose of fulfilling the requirements of
          Section 3807 of the Delaware Statutory Trust Act. Subject to the limitations set forth in Section 6.1(b), the Delaware Trustee shall have the power and authority to act on behalf of the Trust, with respect to the following matters:

          (i) to execute and deliver on behalf of the Trust the Funding Notes and the Amended and Restated Certificate of Trust in accordance with this Amended and Restated Trust Agreement;

          (ii) to cause the Trust to perform this Amended and Restated Trust Agreement and to enter into, and to execute, deliver and perform, the Funding Notes, the relevant documents contained in each Series Instrument, the Distribution Agreement, the Name Licensing Agreement, the Amended and Restated Support Agreement, the Amended and Restated Administrative Services Agreement and such other certificates, other documents or agreements as may be necessary, contemplated by or desirable in connection with the purposes and function of the Trust or any of the above-referenced documents;

          (iii) to receive custody of Funding Agreements and to exercise all of the rights, powers and privileges of an owner or policyholder of the Funding Agreements;

          (iv) to cause the Trust to immediately assign absolutely to, and deposit into, the Issuing Trust the relevant Funding Agreement(s);

          (v)     to establish the Payment Account;

          (vi) to send any notices regarding any Funding Note to Allstate Life, the Rating Agencies, the Trust Beneficial Owner and the applicable Agents under the relevant Terms Agreement in accordance with the terms of the relevant Funding Note and this Amended and Restated Trust Agreement;

          (vii) after the occurrence of a Funding Agreement Event of Default actually known to a Responsible Officer, to take any action as it may from time to time determine (based solely upon the advice of counsel) is necessary or advisable to give effect to the terms of this Amended and Restated Trust Agreement (without consideration of the effect of any such action on any particular Holder) and, within five Business Days after the occurrence of a

                  Funding Agreement Event of Default actually known to a Responsible Officer, to give notice thereof to the Administrator and the Trust Beneficial Owner;

          (viii) to the extent permitted by this Amended and Restated Trust Agreement, to participate in the winding up of the affairs of and liquidation of the Trust and assist with the preparation, execution and filing of a certificate of cancellation with the Secretary of State;

          (ix) to take any action and to execute any documents on behalf of the Trust, incidental to the foregoing as the Delaware Trustee may from time to time determine (based on the advice of counsel) is necessary or advisable to give effect to the terms of this Amended and Restated Trust Agreement;

          (x)     to execute and file documents with the Secretary of State; and

          (xi) to accept service of process on behalf of the Trust in the State of Delaware.

     It is expressly understood and agreed that the Delaware Trustee shall be entitled to engage outside counsel, independent accountants and other experts appointed with due care to assist the Delaware Trustee in connection with the performance of its duties and powers set forth in this Section 6.1(a), including, without limitation, certificates, reports, opinions, notices or any other documents. The Delaware Trustee shall be entitled to rely conclusively on the advice of such counsel, accountants and other experts in the performance of all its duties under this Amended and Restated Trust Agreement and shall have no liability for any documents prepared by such counsel, accountants or experts or any action or inaction taken pursuant to the advice of such counsel, accountants or experts. Any expenses of such counsel, accountants and experts shall be paid by the Trust.

     (b) So long as this Amended and Restated Trust Agreement remains in effect, the Trust (and the Delaware Trustee and the Administrator acting on behalf of the Trust) shall not undertake any business, activity or transaction except as expressly provided for or contemplated by this Amended and Restated Trust Agreement. In particular, the Trust shall not:

          (i) sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held in the Trust, except for Funding Agreements (as of the date of this Amended and Restated Trust Agreement or thereafter acquired);

          (ii) engage in any business or activity other than in connection with, or relating to, (A) the performance of this Amended and Restated Trust Agreement and the execution, delivery and performance of any documents, including the Program Documents (other than this Amended and Restated Trust Agreement as set forth above), relating to the Funding Notes and the transactions contemplated thereby and (B) any activities, including entering into agreements that are necessary, suitable or convenient to accomplish the purposes of the Trust specified in Section 2.5;

          (iii) incur, directly or indirectly, any Debt except for the Funding Note;

          (iv) create, incur, assume or permit any Lien or other encumbrance on any of its properties or assets owned or thereafter acquired, or any interest therein or the proceeds thereof;

          (v) amend, modify or fail to comply with any material provision of this Amended and Restated Trust Agreement, except for any amendment or modification of this Amended and Restated Trust Agreement expressly permitted under this Amended and Restated Trust Agreement;

          (vi) own any subsidiary, except for the Issuing Trusts, or lend or advance any funds to, or make any investment in, any Person, except in connection with the Funding Agreements, the Funding Notes, the Amended and Restated Support Agreement and any Funding Agreement;

          (vii) directly or indirectly declare or make any distribution or other payment to, or redeem or otherwise acquire or retire for value the interests of, the Trust Beneficial Owner if any amount under the Funding Notes or the Notes is due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any Debt other than any Funding Note if any Funding Note remains outstanding;

          (viii) become required to register as an "investment company" under and as such term is defined in the Investment Company Act of 1940, as amended;

          (ix) enter into any transaction of merger or consolidation or liquidate or dissolve itself (or, to the fullest extent permitted by law, suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person, except for the Issuing Trusts;

          (x) take any action that would cause the Trust not to be either ignored or treated as a grantor trust for United States Federal income tax purposes;

          (xi) have any employees other than the Delaware Trustee, the Administrator or any other persons necessary to conduct its business and enter into transactions contemplated under the Program Documents;

          (xii) have an interest in any bank account other than those accounts required under the Program Documents;

          (xiii) permit any Affiliate, employee or officer of Allstate Life or any agent of Allstate Life or Agent to be a trustee of the Trust;

          (xiv) issue any Funding Note unless (A) the Trust has purchased or will simultaneously purchase the relevant Funding Agreement(s) from Allstate Life and (B) the Trust will immediately thereafter assign absolutely the relevant Funding Agreement(s) to the relevant Issuing Trust, and the relevant Funding Note will be surrendered; or

          (xv) commingle any of its assets with assets of any of the Trust's Affiliates, or guarantee any obligation of any of the Trust's Affiliates.

     (c) Notwithstanding any other provision of this Amended and Restated Trust Agreement, the Delaware Trustee and the Administrator, acting on behalf of the Trust, shall not take any action that would cause the Trust not to be either ignored or treated as a "grantor trust" for United States Federal income tax purposes.

     (d) The Delaware Trustee shall, based on the advice of counsel, defend against all claims and demands of all Persons at any time claiming any Lien on any of the assets of the Trust adverse to the interest of the Trust or any Holder.

     (e) The Delaware Trustee is authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not (i) become required to register as an "investment company" under the Investment Company Act or (ii) fail to be either ignored or treated as a grantor trust for United States Federal income tax purposes. In connection with the preceding sentence, the Delaware Trustee shall have no duty to determine whether any action it takes complies with the preceding sentence and shall be entitled to rely conclusively on an opinion of counsel with respect to any such matters.

     SECTION 6.2 GENERAL DUTIES. It shall be the duty of the Delaware Trustee to discharge, or cause to be discharged, all of its responsibilities pursuant to the terms of this Amended and Restated Trust Agreement, or any other documents or instruments to which it is a party, and to administer the Trust, in accordance with the provisions of this Amended and Restated Trust Agreement and the other Program Documents and any other documents or instruments to which the Trust is a party. Notwithstanding the foregoing, the Delaware Trustee shall be deemed to have discharged its duties and responsibilities under this Amended and Restated Trust Agreement and any other documents or instruments to which the Trust is a party to the extent (a) such duties and responsibilities shall have been performed by the Administrator and (b) the Administrator is required or permitted under this Amended and Restated Trust Agreement, under the Administrative Services Agreement or under any other documents or instruments to which the Trust is a party, to perform such act or discharge such duty of the Delaware Trustee or the Trust; PROVIDED, HOWEVEr, that the Delaware Trustee shall not be held liable for the default or failure of the Administrator to carry out its required obligations under this Amended and Restated Trust Agreement or thereunder but only to the extent such obligations are not also required to be carried out by the Delaware Trustee.

     SECTION 6.3 SPECIFIC DUTIES. The Delaware Trustee will manage the business and affairs of the Trust in accordance with the terms of the Delaware Statutory Trust Act; PROVIDED, HOWEVER, that the Delaware Trustee undertakes to perform only such duties as are specifically set forth in this Amended and Restated Trust Agreement and as it may be directed from time to time by the Administrator or the Trust Beneficial Owner in accordance with the terms of this Amended and Restated Trust Agreement.

     SECTION 6.4 ACCEPTANCE OF TRUST AND DUTIES; LIMITATION ON LIABILITY. The Delaware Trustee agrees to perform its duties under this Amended and Restated Trust Agreement with respect to the Trust, but only upon the terms of this Amended and Restated Trust Agreement. No implied covenants or obligations shall be read into this Amended and Restated Trust Agreement. The Delaware Trustee shall not be liable under this Amended and Restated Trust Agreement under any circumstances except for (i) its own willful misconduct, bad faith or gross negligence, (ii) its failure to use ordinary care to disburse funds, or (iii) the inaccuracy of any representation or warranty contained in this Amended and Restated Trust Agreement expressly made by the Delaware Trustee. In particular (but without limitation), subject to the exceptions set forth in the preceding sentence:

     (a) the Delaware Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless such error of judgment constitutes gross negligence;

     (b) the Delaware Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written instructions of the Administrator or the Trust Beneficial Owner or pursuant to the advice of counsel, accountants or other experts selected by it in good faith, so long as such action or omission is consistent with the terms of this Amended and Restated Trust Agreement;

     (c) no provision of this Amended and Restated Trust Agreement shall require the Delaware Trustee to expend or risk personal funds or otherwise incur any financial liability in the performance of any of its rights or powers under this Amended and Restated Trust Agreement if the Delaware Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) under no circumstances shall the Delaware Trustee be liable for indebtedness or other obligations evidenced by or arising under this Amended and Restated Trust Agreement, any Funding Agreement or any related document, including the principal of and interest on the Funding Note;

     (e) the Delaware Trustee shall not be responsible for, or in respect of, the validity or sufficiency of this Amended and Restated Trust Agreement or any related document or for the due execution of this Amended and Restated Trust Agreement or thereof by any party (except by the Delaware Trustee itself), other than, the signature and countersignature of the Delaware Trustee on any of the Program Documents and the execution of any certificate;

     (f) the Delaware Trustee shall (i) not be liable for any action, inaction, default or misconduct of the Administrator under the Funding Note or any related documents or otherwise, and (ii) not have any obligation or liability to perform the obligations of the Trust under this Amended and Restated Trust Agreement or any related document or under any Federal, state, foreign or local tax or securities law, in each case, that are required to be performed by other Persons, including the Administrator under the Amended and Restated Administrative Services Agreement;

     (g) the Delaware Trustee shall not be liable for any action, inaction, default or misconduct of Allstate Life, and the Delaware Trustee shall not have any obligation or liability to perform the obligations of Allstate Life under the Funding Agreements or any related documents;

     (h) the Delaware Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Amended and Restated Trust Agreement, or to institute, conduct or defend any litigation under this Amended and Restated Trust Agreement or otherwise or in relation to this Amended and Restated Trust Agreement or any related document, at the request, order or direction of any Person unless such Person has offered to the Delaware Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Delaware Trustee. The right of the Delaware Trustee to perform any discretionary act enumerated in this Amended and Restated Trust Agreement or in any related document shall not be construed as a duty, and the Delaware Trustee shall not be answerable in connection therewith other than for its gross negligence or willful misconduct in the performance of any such act;

     (i) except as expressly provided in this Amended and Restated Trust Agreement, in accepting the trusts created by this Amended and Restated Trust Agreement, the Delaware Trustee acts solely as trustee under this Amended and Restated Trust Agreement and not in its individual capacity, and all Persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Amended and Restated Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof;

     (j) the Delaware Trustee shall in no event assume or incur any liability, duty or obligation to the Administrator, the Trust Beneficial Owner or any other Person other than as expressly provided for in this Amended and Restated Trust Agreement;

     (k) the Delaware Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document;

     (l) every provision of this Amended and Restated Trust Agreement relating to the Delaware Trustee shall be subject to the provisions of this
          Article 6;

     (m) except in accordance with the written instructions furnished by the Trust Beneficial Owner or as provided in this Amended and Restated Trust Agreement, the Delaware Trustee shall have no duty (i) to see to any recording or filing of any document, (ii) to confirm or verify any financial statements of the Administrator or the Trust Beneficial Owner, (iii) to inspect the Administrator's or the Trust Beneficial Owner's books and records at any time or (iv) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, except to the extent the Delaware Trustee has received funds, on behalf of the Trust, pursuant to the Amended and Restated Support Agreement from Allstate Life in satisfaction of any such tax, assessment or other governmental charge or any lien or encumbrance of any kind and in accordance with payment or transfer instructions provided by Allstate Life;

     (n) the Delaware Trustee shall have no duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust or to otherwise take or refrain from taking any action under this Amended and Restated Trust Agreement, except as expressly required by the terms of this Amended and Restated Trust Agreement, or as expressly provided in written instructions from the Administrator, and in no event shall the Delaware Trustee have any implied duties or obligations under this Amended and Restated Trust Agreement; the Delaware Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the property of the Trust which result from claims against the Delaware Trustee personally that are not related to the ownership or the administration of the property of the Trust or the transactions contemplated by the Program Documents;

     (o) the Delaware Trustee shall not be required to take any action under this Amended and Restated Trust Agreement unless the Delaware Trustee shall have been indemnified by the Trust, in manner and form satisfactory to the Delaware Trustee, against any liability, cost or expenses (including counsel fees and disbursements) which may be incurred in connection therewith, and, in addition, the Trust shall pay the reasonable compensation of the Delaware Trustee for the services performed; PROVIDED, THAT the Delaware Trustee shall not be indemnified by any Person for the Delaware Trustee's willful misconduct, bad faith or gross negligence, its failure to use ordinary care to disburse funds or the inaccuracy of its own representations or warranties, made in its individual capacity, contained in this Amended and Restated Trust Agreement;

     (p) the Delaware Trustee shall not be required to take any action under this Amended and Restated Trust Agreement if the Delaware Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of this Amended and Restated Trust Agreement or is otherwise contrary to law;

     (q) the Delaware Trustee may fully rely upon and shall have no liability in connection with calculations or instructions forwarded to the Delaware Trustee by the Administrator, nor shall the Delaware Trustee have any obligation to furnish information to any Person if it has not received such information as it may need from the Administrator or any other Person;

     (r) the Delaware Trustee shall not be liable with respect to any act or omission in good faith in accordance with the advice or direction of the Administrator. Whenever the Delaware Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Amended and Restated Trust Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Amended and Restated Trust Agreement, the Delaware Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Administrator requesting instructions as to the course of action to be adopted, and, to the extent the Delaware Trustee acts in good faith in accordance with any such instruction received, the Delaware Trustee shall not be liable on account of such action to any Person. If the Delaware Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Amended and Restated Trust Agreement and as it shall deem to be in the best interest of the Trust Beneficial Owner, and the Delaware Trustee shall have no liability to any Person for such action or inaction;

     (s) in no event whatsoever shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of the Trust;

     (t) the Delaware Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Delaware Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Amended and Restated Trust Agreement provide shall or may be done or performed; and

     (u) notwithstanding anything contained herein to the contrary, the Delaware Trustee shall not be required to execute, deliver or certify on behalf of the Trust any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002.

     SECTION 6.5 RELIANCE; ADVICE OF COUNSEL.

     (a) The Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it in good faith to be genuine and signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed in this Amended and Restated Trust Agreement, the Delaware Trustee may for all purposes of this Amended and Restated Trust Agreement rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b)  In the exercise or administration of the Trust, the Delaware Trustee
          (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them; PROVIDED THAT, the Delaware Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected in good faith and with reasonable care and employed by it, and it shall not be liable for anything done, suffered or omitted to be done in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other skilled persons.

     SECTION 6.6 DELEGATION OF AUTHORITIES AND DUTIES. The Delaware Trustee delegates to the Administrator all duties required to be performed by the Administrator pursuant to the terms of this Amended and Restated Trust Agreement and the Administrative Services Agreement. The Delaware Trustee undertakes no responsibility for the performance, or non-performance, of any duties delegated to the Administrator under this Amended and Restated Trust Agreement or the Amended and Restated Administrative Services Agreement, as applicable.

                                    ARTICLE 7
                                   TERMINATION

     SECTION 7.1 TERMINATION OF AGREEMENT. This Amended and Restated Trust Agreement and the Trust created by this Amended and Restated Trust Agreement shall dissolve, wind-up and terminate in accordance with Section 3808 of the Delaware Statutory Trust Act upon the latest to occur of:

     (a) the payment to the Holders of any outstanding Funding Notes, to the holders of all series of Notes and to the Trust Beneficial Owner of all amounts required to be paid pursuant to the Funding Notes, the Notes, any Indenture, this Amended and Restated Trust Agreement and the Program Documents;

     (b) the payment of, or reasonable provision for payment of, all expenses and other liabilities owed by the Trust; and

     (c) the performance of all administrative actions by the Delaware Trustee and the Administrator necessary to accomplish the purposes of the Trust, including the performance of any tax reporting obligations with respect to the Trust.

     Any insolvency event, liquidation, dissolution, death or incapacity with respect to the Trust Beneficial Owner, the Delaware Trustee, the Administrator or any of the other Agents or any Holder shall neither (i) operate to terminate this Amended and Restated Trust Agreement, the Trust, (ii) entitle any of their legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust, (iii) otherwise affect the rights, obligations and liabilities of the Holders or the parties hereto or any other document or any instrument entered into by the Trust, nor (iv) dissolve the Trust.

     The Trust shall dissolve only as provided in this Section 7.1, and otherwise no Person, including the Administrator and the Trust Beneficial Owner, shall be entitled to revoke or dissolve the Trust. The Administrator shall act as the liquidator of the Trust and shall be responsible for directing the Delaware Trustee to take all required actions in connection with winding up the Trust. The Delaware Trustee shall have no liability for following such direction to the extent it acts in good faith.

     Upon the last event to occur as described above, the Delaware Trustee shall cause the Amended and Restated Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act, at which time the Trust and this Amended and Restated Trust Agreement shall terminate.

                                    ARTICLE 8
                   SUCCESSOR AND ADDITIONAL DELAWARE TRUSTEES

     SECTION 8.1 ELIGIBILITY REQUIREMENTS FOR THE DELAWARE TRUSTEE. The Delaware Trustee shall at all times (a) be a Person satisfying the provisions of Section 3807(a) of the Delaware Statutory Trust Act, (b) be authorized to exercise corporate trust powers, (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by Federal or State authorities, (d) have (or have a parent which has) a rating of at least Baa3 by Moody's or BBB- by Standard & Poor's, (e) be a "bank" within the meaning of
Section 581 of the Code and (f) be a "United States person" within the meaning of Section 7701(a)(30) of the Code. In addition, the Delaware Trustee shall be an entity with its Corporate Trust Office in the State of Delaware. If the Delaware Trustee shall publish reports of condition at least annually, pursuant to applicable law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 8.1, the combined capital and surplus of the Delaware Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 8.1, the Delaware Trustee shall resign immediately in the manner and with the effect specified in Section 8.2.

     SECTION 8.2 RESIGNATION OR REMOVAL OF THE DELAWARE TRUSTEE. The Delaware Trustee may resign as Delaware Trustee, or the Administrator, acting on behalf of the Trust, may, in its sole discretion, remove the Delaware Trustee, in each case with thirty (30) days' prior notice to the Delaware Trustee, the Indenture Trustee and each Rating Agency then rating the Program or the Notes. Upon any resignation or removal of the Delaware Trustee, the Administrator, acting on behalf of the Trust, shall appoint a successor Delaware Trustee whereupon such successor Delaware Trustee shall succeed to the rights, powers and duties of the Delaware Trustee, and the term "Delaware Trustee" shall thereupon mean such successor Delaware Trustee effective upon such appointment and approval, and the predecessor Delaware Trustee's powers and duties as Delaware Trustee shall be terminated, without any other or further act or deed on the part of such predecessor Delaware Trustee or any of the parties to this Amended and Restated Trust Agreement or any holders of the obligations owing hereunder; PROVIDED, that if at any time the Delaware Trustee shall cease to be eligible in accordance with Section 8.1 and shall have not resigned, or if at any time the Delaware Trustee, shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver for the Delaware Trustee or for its property shall be appointed, or any public officer shall take charge or control of the Delaware Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Delaware Trustee. On and after the effective date of any resignation or removal of the Delaware Trustee hereunder, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Delaware Trustee under this Amended and Restated Trust Agreement. Any such resignation or removal shall become effective following the appointment of a successor Delaware Trustee in accordance with the provisions of this Section 8.2.

     If no successor Delaware Trustee shall be appointed and shall have accepted such appointment within thirty (30) days after the aforesaid notice of resignation or removal, the Trust (or the Administrator, acting on its behalf) or the resigning Delaware Trustee may apply to any court of competent jurisdiction to appoint a successor Delaware Trustee to act until such time, if any, as a successor Delaware Trustee shall have been appointed as provided in this Section 8.2. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Delaware Trustee appointed pursuant to this Section 8.2.

     Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee pursuant to any of the provisions of this Section 8.2 shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Delaware Trustee have been paid and until acceptance of appointment by the successor Delaware Trustee pursuant to Section 8.3.

     If at any time the Delaware Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Delaware Trustee for any other cause, a successor Delaware Trustee shall be appointed as set forth in this Section 8.2. The powers, duties, authority and title of the predecessor Delaware Trustee shall be terminated and canceled without any formality (except as may be required by applicable law) other than appointment and designation of a successor Delaware Trustee in writing duly acknowledged and delivered to the predecessor Delaware Trustee and the Trust.

     SECTION 8.3 SUCCESSOR DELAWARE TRUSTEE. Each successor Delaware Trustee appointed pursuant to Section 8.2 shall execute, acknowledge and deliver to the Administrator, the Trust Beneficial Owner and the predecessor Delaware Trustee an instrument accepting such appointment under this Amended and Restated Trust Agreement, and thereupon the resignation or removal of the predecessor Delaware Trustee shall become effective, the resigning Delaware Trustee shall be released of all duties and trusts under this Amended and Restated Trust Agreement and such successor Delaware Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Amended and Restated Trust Agreement, with like effect as if originally named as Delaware Trustee. The predecessor Delaware Trustee shall deliver to the successor Delaware Trustee all documents and statements and funds held by it under this Amended and Restated Trust Agreement; and the Administrator and the predecessor Delaware Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Delaware Trustee all such rights, powers, duties and obligations.

     Any successor Delaware Trustee appointed under this Amended and Restated Trust Agreement shall promptly file an amendment to the Amended and Restated Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Delaware Trustee in the State of Delaware.

     No successor Delaware Trustee shall accept appointment as provided in this
Section 8.3 unless at the time of such acceptance such successor Delaware Trustee shall be eligible pursuant to Section 8.1.

     Upon acceptance of appointment by a successor Delaware Trustee pursuant to this Section 8.3, the Administrator shall mail notice of such appointment to the Indenture Trustee and each Rating Agency then rating the Program or the Notes. If the Administrator shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Delaware Trustee, the successor Delaware Trustee shall cause such notice to be mailed in the manner aforesaid.

     SECTION 8.4 MERGER OR CONSOLIDATION OF DELAWARE TRUSTEE. Any Person into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Delaware Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Delaware Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties to this Amended and Restated Trust Agreement, anything in this Amended and Restated Trust Agreement to the contrary notwithstanding, be the successor of the Delaware Trustee under this Amended and Restated Trust Agreement; PROVIDED, such Person shall be eligible pursuant to Section 8.1.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

     SECTION 9.1 LIMITATION ON RIGHTS OF OTHERS.

     The death, bankruptcy, termination, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in the Trust shall not operate to terminate this Amended and Restated Trust Agreement, nor to annul, dissolve or terminate the Trust, nor to entitle the legal successors, representatives or heirs of any such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated by this Amended and Restated Trust Agreement, nor otherwise affect the rights, obligations and liabilities of the parties to this Amended and Restated Trust Agreement or any of them.

     SECTION 9.2 AMENDMENTS.

     (a) This Amended and Restated Trust Agreement may be amended from time to time by the Delaware Trustee and the Administrator by a written instrument executed by the Delaware Trustee and the Administrator, in any way that is not inconsistent with the intent of this Amended and Restated Trust Agreement, including, without limitation to: (i) cure any ambiguity, (ii) correct, supplement or modify any provision of this Amended and Restated Trust Agreement that is inconsistent with another provision of this Amended and Restated Trust Agreement or
          (iii) modify, eliminate or add to any provisions of this Amended and Restated Trust Agreement to the extent necessary to ensure that the Trust will, at all times, for United States Federal income tax purposes will be either ignored or treated as a grantor trust or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act and no such amendment shall require the consent of any other Person, except to the extent specified in Sections 9.2(c) and 9.2(d).

     (b) So long as any Funding Note remains outstanding, except as provided in Sections 9.2(c) and 9.2(d), any amendment to this Amended and Restated Trust Agreement that would adversely affect, in any material respect, the terms of any Funding Note, other then any amendment of the type contemplated by clause (iii) of Section 9.2(a), shall require the prior consent of the Holders of a majority of the outstanding principal amount of the Funding Note.

     (c) So long as any Funding Note remains outstanding, this Amended and Restated Trust Agreement may not be amended to (i) change the amount or timing of any payment of any Funding Note or (ii) impair the right of any Holder to institute suit for the enforcement of any right for principal and interest or other distribution without the consent of each affected Holder.

     (d) The Delaware Trustee shall not be required to enter into any amendment to this Amended and Restated Trust Agreement which adversely affects its own rights, duties or immunities under this Amended and Restated Trust Agreement.

     (e) Prior to the execution of any amendment to this Amended and Restated Trust Agreement, the Delaware Trustee shall be entitled to an opinion of counsel as to whether such amendment is permitted by the terms of this Amended and Restated Trust Agreement and whether all conditions precedent to such amendment have been met, in each case under the laws of the State of Delaware.

     (f) Promptly after the execution of any such amendment or consent, the Administrator shall furnish a copy of such amendment or consent (including those obtained or effected by this Amended and Restated Trust Agreement) to the Trust Beneficial Owner, the Agents and the Rating Agencies;

     (g) Contemporaneously with, or promptly after, the execution of any amendment to this Amended and Restated Trust Agreement requiring amendment to the Amended and Restated Certificate of Trust, the Delaware Trustee shall cause the filing of such amendment to the Amended and Restated Certificate of Trust with the Secretary of State.

     (h) Notwithstanding any other provision of this Amended and Restated Trust Agreement, no amendment to this Amended and Restated Trust Agreement may be made (i) if such amendment would cause (A) the Trust not to be either ignored or treated as a "grantor trust" for United States Federal income tax purposes or

          (B) the Notes to be treated as other than indebtedness of Allstate Life and (ii) no amendment to this Amended and Restated Trust Agreement may be made without the prior consent of Allstate Life.

     SECTION 9.3 NOTICES. All demands, notices, instructions and other communications shall be in writing (including telecopied or telegraphic communications) and shall be personally delivered, mailed or transmitted by telecopy or telegraph, respectively, addressed as set forth below (or, in the case of any other relevant party, addressed as set forth in a separate notice delivered to all relevant parties):

          If to Delaware Trustee:

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, DE 19890-0001
          Attention: Corporate Trust Administration
          Facsimile: (302) 636-4140

          If to the Trust Beneficial Owner or the Administrator:

          AMACAR Pacific Corp.
          6525 Morrison Blvd., Suite 318
          Charlotte, North Carolina 28211
          Attention: Douglas K. Johnson
          Facsimile: (704) 365-1632

          with a copy to:

          Tannenbaum Helpern Syracuse & Hirschtritt LLP
          900 3rd Avenue
          New York, NY 10022
          Attention: Stephen Rosenberg
          Facsimile: -

or at such other address as shall be designated by any such party in a written notice to the other parties. Notwithstanding the foregoing, any notice required or permitted to be mailed to the Trust Beneficial Owner shall be given by first class mail, postage prepaid, at AMACAR Pacific Corp., 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and any notices mailed within the time prescribed in this Amended and Restated Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Trust Beneficial Owner received such notice. Any notice required or permitted to be mailed to any Holder of a Funding Note shall be given as specified in the relevant Series Instrument.

     SECTION 9.4 NO RECOURSE. The Trust Beneficial Owner acknowledges that its beneficial interest in the Trust, relating to any Funding Agreement does not represent an obligation of Allstate Life, the Delaware Trustee, the Administrator or any Affiliate of any of the foregoing and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Amended and Restated Trust Agreement.

     SECTION 9.5 LIMITED RECOURSE. Notwithstanding anything to the contrary contained in this Amended and Restated Trust Agreement, the obligations of the Trust under this Amended and Restated Trust Agreement and all Program Documents and other documents or instruments entered into by the Trust, are solely the obligations of the Trust and shall be payable solely to the extent of funds received by and available to the Trust under the Amended and Restated Support Agreement. No recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Trust arising out of or based upon this Amended and Restated Trust Agreement, the Funding Note or any other Program Document against any holder of a beneficial interest, employee, agent, officer or Affiliate of the Trust and, except as specifically provided in this Amended and Restated Trust Agreement and in the other Program Documents, no recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Trust arising out of or based upon this Amended and Restated Trust Agreement, the Funding Notes or any other Program Documents against the Delaware Trustee, the Administrator, Allstate Life, or any of their respective holders of beneficial interests, employees, agents, officers, directors, incorporators or Affiliates.

     SECTION 9.6 NO PETITION. To the extent permitted by applicable law, each of the Delaware Trustee and the Administrator covenants and agrees, and the Trust Beneficial Owner by its acceptance of a beneficial interest in the Trust will be deemed to have covenanted and agreed, that it will not institute against, or join with any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law. This Section 9.6 shall survive termination of this Amended and Restated Trust Agreement.

     SECTION 9.7 GOVERNING LAW. This Amended and Restated Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its choice of law principles.

     SECTION 9.8 SEVERABILITY. If any provision in this Amended and Restated Trust Agreement shall be invalid, illegal or unenforceable, such provisions shall be deemed severable from the remaining provisions of this Amended and Restated Trust Agreement and shall in no way affect the validity or enforceability of such other provisions of this Amended and Restated Trust Agreement.

     SECTION 9.9 THIRD PARTY BENEFICIARIES. This Amended and Restated Trust Agreement shall inure to the benefit of and be binding upon the parties to this Amended and Restated Trust Agreement and their respective successors and permitted assigns. Except as otherwise provided in this Amended and Restated Trust Agreement, no other Person shall have any right or obligation under this Amended and Restated Trust Agreement.

     SECTION 9.10 COUNTERPARTS. This Amended and Restated Trust Agreement and any amendments, modifications, restatements, supplements and/or replacements of this Amended and Restated Trust Agreement, or waivers or consents to this Amended and Restated Trust Agreement, may be executed in any number of counterparts, and by different parties to this

Amended and Restated Trust Agreement in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute one and the same instrument. This Amended and Restated Trust Agreement shall become effective upon the execution of a counterpart to each of the parties to this Amended and Restated Trust Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                    WILMINGTON TRUST COMPANY,
                                    in its individual capacity


                                    By:
                                        --------------------------------
                                          Name:
                                          Title:


                                    AMACAR Pacific Corp.,
                                    as Administrator


                                    By:
                                        --------------------------------
                                          Name: Douglas K. Johnson
                                          Title: President


                                    AMACAR Pacific Corp.,
                                    as Trust Beneficial Owner


                                    By:
                                        --------------------------------
                                          Name: Douglas K. Johnson
                                          Title: President